UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 27, 2004 (December 21, 2004)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	1-32213	20-0404134
(State or other jurisdiction of incorporation or organization)	Commission File No.)	(I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 21, 2004, our board of directors approved our agreement, dated as of December 20, 2004, with Wasatch Advisors, Inc. ("Wasatch"), an investment advisor to investment companies and client accounts (each, an "Investor"), pursuant to which we granted Wasatch the ability to own up to 15% of our issued and outstanding common stock, par value $0.01 per share ("Common Stock"), until June 30, 2005, provided that no Investor shall own more than 9.8% of our Common Stock.

On December 23, 2004, MortgageIT, Inc. ("MortgageIT") entered into the Fifth Amendment to Warehousing Credit and Security Agreement, dated as of December 15, 2004 (the "Warehousing Credit and Security Agreement"), between MortgageIT and Residential Funding Corporation ("RFC"). The significant changes to the Warehousing Credit and Security Agreement resulting from the Fifth Amendment are: (i) to increase the Warehousing Commitment Amount from $100 million to $400 million; and (ii) to substitute MortgageIT Holdings, Inc. ("Holdings") for MortgageIT with respect to the Leverage Ratio and Minimum Liquid Assets covenants and to add two additional covenants with respect to Holdings, such that (w) Holdings is obligated to maintain a Leverage Ratio of not more than 20 to 1; (x) Holdings is obligated to maintain a Tangible Net Worth of not less than $175 million; (y) Holdings is obligated to maintain Liquid Assets of not less than $10 million; and (z) Holdings is not permitted to have a net operating loss in any Calendar Quarter during is fiscal year. The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On December 23, 2004, Holdings executed a Guaranty, dated as of August 1, 2003, in favor of RFC. Pursuant to the Guaranty, Holdings guarantees all of the obligations of MortgageIT under the Warehousing Credit and Security Agreement. The foregoing description of the Guaranty is qualified in its entirety by reference to the Guaranty, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

* * * * *

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically; our ability to originate a portfolio of high quality prime adjustable-rate mortgage ("ARM") and hybrid ARM loans; changes in interest rates and/or credit spreads, as well as the success of our hedging strategy in relation to such changes; the quality and size of the investment pipeline and the rate at which we can invest our cash; changes in the markets; legislative/regulatory changes; completion of pending investments; the availability and cost of capital for future investments; competition within the finance and real estate industries; and other risks detailed from time to time in our SEC reports. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this report. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. We are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits.

10.1	Fifth Amendment to Warehousing Credit and Security Agreement, dated as of December 23, 2004, between MortgageIT, Inc. and Residential Funding Corporation.

10.2	Guaranty, dated August 1, 2003, made by MortgageIT Holdings, Inc. to Residential Funding Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By:	/s/ JOHN R. CUTI John R. Cuti Secretary

Date: December 27, 2004

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 27, 2004 (December 21, 2004)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Warehousing Credit and Security Agreement, dated as of December 23, 2004, between MortgageIT, Inc. and Residential Funding Corporation.
10.2	Guaranty, dated August 1, 2003, made by MortgageIT Holdings, Inc. to Residential Funding Corporation.